Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-277609 and 333-275507) and Form S-8 (Nos. 333-277608, 333-283940, 333-276027, 333-263654, 333-253883, 333-237041, 333-229975, and 333-222758) of VYNE Therapeutics Inc., of our report dated February 27, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Baker Tilly US, LLP
Tewksbury, Massachusetts
February 27, 2026